EXHIBIT 15.1
Consent of Maples and Calder

[Letterhead of Maples and Calder]

Our ref	VZL\619545\3832659v1
Direct tel	+852 2971 3095
Email	valerie.law@maplesandcalder.com
CNinsure Inc.
22/F, Yinhai Building
No. 299 Yanjiang Zhong Road
Guangzhou, Guangdong 510110
People’s Republic of China
7 May 2010
Dear Sirs
Re: CNinsure Inc. (the “Company”)
We consent to the reference to our firm under the heading “Cayman Islands Taxation” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2009, which will be filed with the Securities and Exchange Commission in the month of May 2010.

Yours faithfully
/s/ Maples and Calder
Maples and Calder